UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2016
Preferred Apartment Communities, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-34995	27-1712193
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3284 Northside Parkway NW, Suite 150, Atlanta, Georgia	30327
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 818-4100

(Former name or former address, if changed since last report)
_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

Preferred Apartment Communities, Inc. (the "Company") is hereby filing the consents of KPMG LLP ("KPMG") and Insero & Co. CPAs, LLP ("Insero"), which permit references to KPMG and Insero under the heading "Experts" in the Prospectus filed on July 18, 2016, which is part of the Company's Registration Statement on Form S-3 (SEC File No. 333-211178) filed on May 5, 2016 (the "Registration Statement").

The Company is hereby filing the final opinion of Venable LLP on Exhibit 5.1 related to the Registration Statement.

The Company’s investment guidelines currently provide that its investments in grocery-anchored shopping centers and other non-multifamily related assets cannot exceed 20% of the Company’s assets (the “Investment Threshold”).  As previously disclosed, on June 24, 2016, the Company, through New Market Properties, LLC ("New Market"), an indirect subsidiary, entered into agreements to acquire a portfolio of eight grocery-anchored shopping centers located in the southeastern United States (the “Grocery-Anchored Portfolio”).  The Company expects that, after the closing of its purchase of the Grocery-Anchored Portfolio, its aggregate investment in grocery-anchored shopping centers and non-multifamily related assets will exceed the Investment Threshold.  The Company expects its Board of Directors to approve a temporary increase to the Investment Threshold, to 27%, such that the Company will continue to comply with its investment guidelines.  The Company expects to acquire additional multifamily assets during the balance of this year and early next year, which should decrease its percentage of non-multifamily related assets; however, the Company does not have a fixed target date for when a 20% Investment Threshold will be reinstituted. Moreover, the Company's current strategy is to aggregate a critical mass of grocery-anchored shopping center assets within New Market, after which it expects to spin off, sell or distribute New Market, potentially as an independent, publicly traded REIT as soon as the Company believes New Market has reached sufficient scale and market conditions warrant. Any spin off, sale or distribution of New Market, if it were to occur, would reduce the Company's percentage of non-multifamily related assets to below the Investment Threshold of 20%. There can be no assurance that any spin off, sale or distribution of New Market will occur.

Forward-Looking Statements

This Current Report on Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. As a general matter, forward-looking statements reflect our current expectations and projections relating to our financial condition, results of operations, plans, guidance, goals, objectives, future performance and business. These statements may be identified by the use of forward-looking terminology such as "may," "will," "expects," "should," "plans," "estimates," "anticipates," "projects," "intends," "believes," "goals," "outlook" and similar expressions.The forward-looking statements contained in this Current Report on Form 8-K are based upon our historical performance, current plans, estimates, expectations and other factors we believe are appropriate under the circumstances. The inclusion of this forward-looking information is inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking: the closing of our acquisition of the Grocery-Anchored Portfolio; our acquisition of additional multifamily assets during the remainder of 2016; our spin off, sale or distribution of New Market; our business and investment strategy; our projected operating results; our guidance and goals; estimates relating to our ability to make distributions to our stockholders in the future; availability of qualified personnel; local and national market conditions and trends in our industry; demand for and lease-up of apartment homes, supply of competitive housing product, and other economic conditions; availability of debt and/or equity financing and availability on favorable terms; changes in our asset values; our ability to maintain our qualification as a REIT for U.S. federal income tax purposes; and economic trends and economic recoveries.Additional discussions of risks, uncertainties and certain other important information appear in our publicly available filings made and to be made with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on March 14, 2016 and our Quarterly Report on Form 10-Q filed with the SEC on May 9, 2016, all under the headings "Risk Factors" and "Management’s Discussion and Analysis of Financial Condition and Results of Operations." All information in this release is as of July 18, 2016. The Company does not undertake a duty to update forward-looking statements, including its projected operating results. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report on Form 8-K. The Company may, in its discretion, provide information in future public announcements regarding its outlook that may be of interest to the investment community.

Item 9.01    Financial Statements and Exhibits

(d)    Exhibits

5.1	Opinion of Venable LLP

23.1	Consent of KPMG LLP

23.2	Consent of Insero & Co. CPAs, LLP

23.3	Consent of Venable LLP (included in Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREFERRED APARTMENT COMMUNITIES, INC. (Registrant)

Date: July 18, 2016	By:	/s/ Jeffrey R. Sprain
Jeffrey R. Sprain
General Counsel and Secretary